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                                                                   EXHIBIT 10.11


                              ZYMOGENETICS, INC.
                AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                  (Amended and Restated as of June 29, 2001)

                              SECTION 1.  PURPOSE

     The purpose of the ZymoGenetics, Inc. Amended and Restated 2000 Stock Incentive Plan (the "Plan") is to enhance the long-term shareholder value of ZymoGenetics, Inc., a Washington corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Awards and Options, or any combination of the foregoing.

     "Board" means the Board of Directors of the Company.

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the common stock, no par value per share, of the Company.

     "Corporate Transaction" means consummation of either

     (a) a merger or consolidation of the Company with or into any other corporation or other entity or person or

     (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets;

provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

     "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.
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     "Effective Date" has the meaning set forth in Section 17.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code, or any successor provision thereto.

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     "Option" means the right to purchase Common Stock granted under Section 7.

     "Option Term" has the meaning set forth in Section 7.3.

     "Parent," except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity that directly or indirectly controls the Company.

     "Participant" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

     "Plan Administrator" means the Board or any committee or committees designated by the Board to administer the Plan under Section 3.1.

     "Related Corporation" means any Parent or Subsidiary of the Company.

     "Related Party Transaction" means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or

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substantially all the Company's assets to a wholly-owned subsidiary corporation;
(c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

     "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

     "Subsidiary," except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

     "Successor Corporation" has the meaning set forth in Section 12.2.

     "Termination Date" has the meaning set forth in Section 7.6.

                          SECTION 3.  ADMINISTRATION

3.1  Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. Subject to the terms of the Plan, the Plan Administrator shall also have exclusive authority to

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determine whether, to what extent, and under what circumstances Awards may be exercised, cancelled, forfeited or suspended and the method or methods by which such Awards may be exercised, forfeited or suspended and make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                     SECTION 4. STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 12.1, a maximum of 2,450,000 shares of Common Stock shall be available for issuance under the Plan.

     Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Reuse of Shares

     To the extent any share of Common Stock covered by an Award is not delivered to a Participant or beneficiary because the Award is forfeited, canceled, expires without being exercised, or shares of Common Stock are not delivered because such shares are used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan; provided, however, that the aggregate number of shares that may be issued upon the exercise of Incentive Stock Options under the Plan shall not exceed 2,450,000 shares, subject to adjustment from time to time as provided in Section 12.1.

                            SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

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                               SECTION 6. AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

                         SECTION 7. AWARDS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common

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Stock on the Grant Date with respect to Incentive Stock Options. For Incentive
Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3  Term of Options

     The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


  Period of Participant's Continuous Employment
  or Service With the Company or Its Related      Portion of Total Option
  Corporations From the Option Grant Date         That Is Vested and Exercisable
  ---------------------------------------------   ------------------------------
  After 1 year                                    25%

  Each additional three-month period of           An additional 1/16
  continuous service completed thereafter

  After 4 years                                   100%

     The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator.

     To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the

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number of shares purchased. Such consideration must be paid in cash or by check
(acceptable to the Plan Administrator) or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

     (a) cash or check (acceptable to the Plan Administrator);

     (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

     (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

     (d) such other consideration as the Plan Administrator may permit.

     In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note or (ii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

     (a) Except as provided in Section 7.7, any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date.

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     (b)  Any portion of an Option that is vested and exercisable on the
Termination Date shall expire upon the earliest to occur of

          (i)   the last day of the Option Term;

          (ii) if the Participant's Termination Date occurs for reasons other than Cause, death, Disability, or Retirement, the three-month anniversary of such Termination Date; and

          (iii) if the Participant's Termination Date occurs by reason of death, Disability or Retirement, the one-year anniversary of such Termination Date.

     Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the Option shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

     Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

     A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from or to an employee to or from a consultant, agent, advisor or independent contractor, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7  Acceleration of Vesting

     If a Participant's employment or service relationship with the Company or a Related Corporation terminates by reason of death, the Option shall become fully vested and exercisable for all the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in Section 7.6.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time

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during any calendar year (under the Plan and all other stock option plans of the
Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  More Than 10% Shareholders

     If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option granted to such individual shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  Term

     Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5  Exercisability

     An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on a leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

     For purposes of this Section 8.5, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

8.6  Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

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8.7  Promissory Notes

     The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                            SECTION 9. STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2  Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                            SECTION 10. WITHHOLDING

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the employer's minimum required tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a

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charge to the Company's earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award (up to the employer's minimum required tax withholding rate) or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

                           SECTION 11. ASSIGNABILITY

     Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                            SECTION 12. ADJUSTMENTS

12.1 Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares of Common Stock, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure, including, without limitation, a Related Party Transaction, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

     To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan

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Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3   Corporate Transaction

       12.3.1    Options

       (a) In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

       (b) If, in the event of a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction is consummated.

       (c) For the purposes of this Section 12.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

       (d) All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

       12.3.2    Stock Awards

       In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the repurchase or forfeiture

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

provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

       12.3.3    Acceleration

       Except as otherwise provided in the instrument evidencing the Award, any Awards held by employees that are assumed or substituted in a Corporate Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 100% of the unvested portion of the Award (and any forfeiture or repurchase provisions applicable to Stock Awards shall lapse to the same extent) in the event a Participant's employment is terminated within one year following such Corporate Transaction, unless such employment is terminated by the Successor Corporation for Cause.
Notwithstanding the foregoing, such acceleration shall not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company.

12.4   Further Adjustment of Awards

       Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5   Limitations

       The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6   Fractional Shares

       In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

               SECTION 13. REPURCHASE AND FIRST REFUSAL RIGHTS

13.1  Repurchase Rights

      Until the date on which the initial registration of the Common Stock under
Section 12(b) or 12(g) of the Exchange Act first becomes effective, if a Participant ceases to be employed by or provide services to the Company, then all shares of Common Stock issued pursuant to an Award (whether issued before or after cessation of employment or services) shall be subject to repurchase by the Company, at the Company's sole discretion, at the Fair Market Value of such shares on the date of such repurchase. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator.

13.2  First Refusal Rights

      Until the date on which the initial registration of the Common Stock under
Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Participant of any shares of Common Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

13.3  Restrictions on Rights; Assignability

      Repurchase or first refusal rights under this Section 13 may not be exercised earlier than six months and one day following the date the shares were purchased by the Participant, or such other time period necessary to avoid charges to the Company's earnings for financial reporting purposes. All the Company's repurchase and first refusal rights under this Section 13 are assignable by the Company at any time.

                          SECTION 14. MARKET STANDOFF

      In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering.
Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

      In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

      In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                 SECTION 15. AMENDMENT AND TERMINATION OF PLAN

15.1  Amendment of Plan

      The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2  Termination of Plan

      The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3  Consent of Participant

      The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

                              SECTION 16. GENERAL

16.1  Evidence of Awards

      Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2  No Individual Rights

      Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant's employment or other relationship at any time, with or without Cause.

16.3  No Implied Rights or Obligations

      No Participant shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Corporation whatsoever including without limitation, any specific funds, assets or other property which the Company or any Related Corporation, in its sole discretion, may set aside in anticipation of a liability under the Plan.
Subject to the terms of the Plan, a Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any person.

      The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any Related Corporation or the Plan Administrator, except as expressly provided herein. In particular, except as permitted by
Section 11, no third-party beneficiary rights shall be created under the Plan.

      Without limiting the generality of the foregoing, the Company disavows any undertaking to assure the tax treatment of any particular Award, including the deferral or transfer of any Award benefits, as may be permitted by the Plan Administrator.

16.4  Registration

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

      To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

16.5  No Rights as a Shareholder

      No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.6  Compliance with Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

16.7  Participants in Foreign Countries

      The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.8  No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.9  Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.10 Choice of Law

      The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

16.11 Headings

      Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

16.12 Appendix Provisions

      Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan.

                          SECTION 17. EFFECTIVE DATE

      The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

      Adopted by the Board on March 23, 2000, and approved by the Company's sole shareholder on August 1, 2000. Amended by the Board on July 31, 2000 and further amended by the Board on August 23, 2000, October 20, 2000, and June 1, 2001. The Company's shareholders approved the October 20, 2000 and June 1, 2001 amendments on June 29, 2001.

                                  APPENDIX A
                           TO THE ZYMOGENETICS, INC.
                           2000 STOCK INCENTIVE PLAN
                        (For California Residents Only)

     This Appendix to the ZymoGenetics, Inc. 2000 Stock Incentive Plan (the "Plan") shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes a "listed security" under the Securities Act:

     1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the Common Stock at the time the Option is granted, as determined by the Board, except that the exercise price shall be at least 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

     2. The purchase price for any Stock Awards that may be purchased under the Plan ("Stock Purchase Rights") shall be at least 85% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated. Notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

     3. Options shall have a term of not more than ten years from the date the Option is granted.

     4. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the Exchange Act.

     5. Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

     6. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be

          a. at least six months from the date of termination of employment if termination was caused by death or Disability; and

          b. at least 30 days from the date of termination if termination of employment was caused by other than death or Disability;

          c.   but in no event later than the remaining term of the Option.

     7. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

     8. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

     9. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

     10. Any right of repurchase on behalf of the Company in the event of a Participant's termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company's securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.

                   PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                 SUMMARY PAGE

--------------------------------------------------------------------------------------------------
Date of Board Action                             Section/Effect of    Date of Shareholder
                        Action                   Amendment            Approval
--------------------------------------------------------------------------------------------------
March 23, 2000          Initial Plan Adoption                         August 1, 2000
--------------------------------------------------------------------------------------------------
July 31, 2000           Plan amended as marked                        August 1, 2000
                        and attached to the
                        minutes of the July
                        31, 2000 Board meeting
--------------------------------------------------------------------------------------------------
August 23, 2000         Redefined "Corporate                          Not required
                        Transaction", added a
                        new Section 12.2 and
                        revised Section 12.3
--------------------------------------------------------------------------------------------------
October 20, 2000        Increase shares from     Section 4.1
                        1,331,000 to 1,685,000
--------------------------------------------------------------------------------------------------
June 1, 2001            Increase shares from     Section 4.1          June 29, 2001 -
                        1,685,000 to 2,450,000                        Approved share
                                                                      increase from 1,331,
                                                                      000 to 1,685,000
--------------------------------------------------------------------------------------------------

                                      -1-